ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                              LEUTHOLD FUNDS, INC.


          Pursuant to Section 2-208 of the Maryland General Corporation Law (the "MGCL"), Leuthold Funds, Inc., a Maryland corporation having its registered office in Baltimore, Maryland (the "Company"), does hereby certify to the State Department of Assessments and Taxation of Maryland (the "Department") that:

          FIRST: The Company is registered as an open-end investment company under the Investment Company Act of 1940.

          SECOND: Pursuant to Section 2-105(a)(9) of the MGCL and Article IV of the Company's Articles of Incorporation, the Board of Directors of the Company duly adopted on March 27, 2000 resolutions: (a) designating 500,000,000 shares of the Company's previously undesignated Common Stock, $.0001 par value, as follows:

                         Class                    Shares
                         -----                    ------

                           B                   250,000,000
                           C                   250,000,000

and (b) authorizing and directing the filing of these Articles Supplementary for record with the Department.

          THIRD: The respective preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each class of the Company's Common Stock, $.0001 par value, are as set forth in Section B of Article IV of the Company's Articles of Incorporation.

          FOURTH: These Articles Supplementary shall become effective as of the time they are accepted by the Department for record.

          IN  WITNESS   WHEREOF,   the   Company  has  caused   these   Articles
Supplementary to be signed in its name and on its behalf by its President and attested by its Secretary as of the 28th day of March, 2000.

                                          LEUTHOLD FUNDS, INC.


                                          By: /s/ Steven C. Leuthold
                                              --------------------------------
                                              Steven C. Leuthold, President


                                          Attest: /s/ David R. Cragg
                                                  ----------------------------
                                                  David R. Cragg, Secretary